Exhibit 32.1 Section 906 Certification for President and Chief Executive officer


                                      Certification



I, Steve Bechman, the Chief Executive Officer of Heartland Bancshares, Inc., certify that (i) the Annual Report on Form 10-KSB for the Annual period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Annual Report on Form 10-KSB for the annual period ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Heartland Bancshares, Inc.




                                    __/s/ Steven L. Bechman_________



                                    _Steven L. Bechman______________



                                    _March 29, 2004  _______________